THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK  FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

December 8, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing two Ordinary Shares of
AMVESCAP PLC
(Form F6 File No. 3339558)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (
Prospectus) reflecting the change in nominal value of AMVESCAP PLC ordinary shares from 25 Pence to 10 U.S. cents. Each American
Depositary Share represents two ordinary shares.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised nominal value of AMVESCAP PLC ordinary shares.

The Prospectus has been revised to reflect the new nominal value from 25 Pence to 10 U.S.
cents by addition of the following notation:

EFFECTIVE DECEMBER 8, 2005, THE
NOMINAL VALUE OF THE
COMPANYS ORDINARY SHARES
HAS CHANGED FROM 25 PENCE TO
10 U.S. CENTS

Please contact me with any questions or
comments at 212 8154244.


Sandra Friedrich
Assistant Vice President
The Bank of New York  ADR Division


Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







6759341